Exhibit 99.1

@NFX is periodically published to keep shareholders aware of current operating activities at Newfield. It may include estimates of expected production volumes, costs and expenses, recent changes to hedging positions and commodity pricing.

January 9, 2007

•	For 2006, the Company realized a benefit of approximately $155 million from its natural gas hedging positions.
•
For 2007, a mark-to-market calculation as of January 8 indicates the Company’s natural gas hedges would have a benefit of more than $235 million. Approximately two-thirds of Newfield’s expected domestic natural gas production is now hedged.

This edition of @NFX includes:

•	Updated tables detailing complete hedging positions

Please see the tables below for our complete hedging positions.

NATURAL GAS HEDGE POSITIONS

The following table details the expected impact to pre-tax income from the settlement of our natural gas derivative contracts, outlined below, at various NYMEX gas prices, net of premiums paid for these contracts (in millions).

	Gas Prices
	$5.00	$6.00	$7.00	$8.00	$9.00
2007
1st Quarter	$171	$132	$92	$53	$13
2nd Quarter	$130	$86	$48	$21	$(8)
3rd Quarter	$124	$84	$49	$22	$(7)
4th Quarter	$68	$47	$27	$10	$(2)
Total 2007	$493	$349	$216	$106	$(4)

2008
1st Quarter	$42	$29	$16	$3	$—
2nd Quarter	$10	$6	$2	$—	$(2)
3rd Quarter	$10	$6	$2	$—	$(2)
4th Quarter	$3	$2	$1	$—	$(1)
Total 2008	$65	$43	$21	$3	$(5)

Approximately 30% of our natural gas production correlates to ANR/LA, 30% to Houston Ship Channel, 20% to Panhandle Eastern Pipeline and 10% to Columbia Gulf Transmission.

 The following hedge positions for the first quarter of 2007 and beyond are as of January 8, 2007:

First Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
10,320 MMMBtus	$9.65	—	—	—	—
29,640 MMMBtus	—	—	$9.24 — $13.15	$9.00 — $10.00	$11.00 — $15.75

Second Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
23,980 MMMBtus	$8.90	—	—	—	—
19,100 MMMBtus	—	—	$6.90 — $8.81	$6.50 — $8.00	$8.23 — $10.15

Third Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
24,270 MMMBtus	$8.92	—	—	—	—
15,350 MMMBtus	—	—	$6.86 — $8.80	$6.50 — $8.00	$8.23 — $10.15

Fourth Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
9,890 MMMBtus	$8.98	—	—	—	—
11,460 MMMBtus	—	—	$7.53 — $10.39	$6.50 — $8.00	$8.23 — $12.40

First Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
2,370 MMMBtus	$9.19	—	—	—	—
10,310 MMMBtus	—	—	$8.00 — $11.46	$8.00	$11.15 — $12.40

Second Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
2,275 MMMBtus	$7.99	—	—	—	—
1,365 MMMBtus	—	—	$7.00 — $9.70	$7.00	$9.70

Third Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
2,300 MMMBtus	$7.99	—	—	—	—
1,380 MMMBtus	—	—	$7.00 — $9.70	$7.00	$9.70

Fourth Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
775 MMMBtus	$7.99	—	—	—	—
465 MMMBtus	—	—	$7.00 — $9.70	$7.00	$9.70

CRUDE OIL HEDGE POSITIONS

The following table details the expected impact to pre-tax income from the settlement of our crude oil derivative contracts, outlined below, at various NYMEX oil prices, net of premiums paid for these contracts (in millions).

	Oil Prices
	$50.00	$52.00	$54.00	$56.00	$58.00	$60.00
2007
1st Quarter	$—	$(2)	$(4)	$(7)	$(9)	$(11)
2nd Quarter	$—	$(2)	$(4)	$(7)	$(9)	$(11)
3rd Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)
4th Quarter	$3	$1	$(1)	$(3)	$(5)	$(7)
Total 2007	$6	$(2)	$(10)	$(20)	$(28)	$(36)

2008	$(2)	$(7)	$(13)	$(20)	$(26)	$(33)

2009	$(1)	$(6)	$(12)	$(19)	$(25)	$(32)

2010	$—	$(4)	$(9)	$(17)	$(24)	$(31)

The following hedge positions for the first quarter of 2007 and beyond are as of January 8, 2007:

First Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
240,000 Bbls	$45.22	—	—	—	—
150,000 Bbls	—	—	$55.50 — $80.41	$50.00 — $60.00	$77.10 — $83.25
870,000 Bbls**	—	—	$37.14 — $55.35	$32.00 — $60.00	$44.70 — $82.00

Second Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
241,000 Bbls	$45.29	—	—	—	—
151,000 Bbls	—	—	$55.48 — $80.40	$50.00 — $60.00	$77.10 — $83.25
879,000 Bbls**	—	—	$37.12 — $55.33	$32.00 — $60.00	$44.70 — $82.00

Third Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 — $80.40	$50.00 — $60.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

Fourth Quarter 2007
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
122,000 Bbls	$63.40	—	—	—	—
152,000 Bbls	—	—	$55.46 — $80.40	$50.00 — $60.00	$77.10 — $83.25
888,000 Bbls**	—	—	$37.10 — $55.31	$32.00 — $60.00	$44.70 — $82.00

First Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Second Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Third Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

Fourth Quarter 2008
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.00 — $50.29	$32.00 — $35.00	$49.50 — $52.90

First Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
810,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Second Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
819,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Third Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

Fourth Quarter 2009
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
828,000 Bbls**	—	—	$33.33 — $50.62	$32.00 — $36.00	$50.00 — $54.55

First Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
900,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Second Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
909,000 Bbls**	—	—	$34.90 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Third Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

Fourth Quarter 2010
	Weighted Average			Range
Volume	Fixed	Floors	Collars	Floor	Ceiling
918,000 Bbls**	—	—	$34.91 — $51.52	$32.00 — $38.00	$50.00 — $53.50

**These 3-way collar contracts are standard crude oil collar contracts with respect to the periods, volumes and prices stated above. The contracts have floor and ceiling prices per barrel as per the table above until the price drops below a weighted average price of $29.23 per barrel. Below $29.23 per barrel, these contracts effectively result in realized prices that are on average $6.64 per barrel higher than the cash price that otherwise would have been realized.

The Company provides information regarding its outstanding hedging positions in its annual and quarterly reports filed with the SEC and in its electronic publication -- @NFX. This publication can be found on Newfield’s web page at http://www.newfield.com. Through the web page, you may elect to receive @NFX through e-mail distribution.

Newfield Exploration Company is an independent crude oil and natural gas exploration and production company. The Company relies on a proven growth strategy growing reserves through the drilling of a balanced risk/reward portfolio and select acquisitions. Newfield's domestic areas of operation include the U.S. onshore Gulf Coast, the Anadarko and Arkoma Basins of the Mid-Continent, the Uinta Basin of the Rocky Mountains and the Gulf of Mexico. The Company has international exploration and development projects underway in Malaysia, the U.K. North Sea and China.